Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of DecisionPoint Systems, Inc. (the “Company”) of our report dated April 6, 2021, with respect to our audits of the Company’s consolidated financial statements as of December 31, 2020 and 2019, and for each of the years then ended, included in the Company’s Special Financial Report Pursuant to Rule 15d-2 of the Securities Exchange Act of 1934 on Form 10-K for the year ended December 31, 2020.

/s/ Haskell & White LLP
HASKELL & WHITE LLP

Irvine, California

July 7, 2021